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                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 for certain Flexible Premium Joint and Last Survivor and Single Life Variable Life Policies, issued through the MetLife Investors Variable Life Account One of Metlife Investors Insurance Company(File No. 333-69522). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      SUTHERLAND ASBILL & BRENNAN LLP


                                      By: /s/ W. Thomas Conner
                                          --------------------------------------
                                          W. Thomas Conner

Washington, D.C.
April 26, 2005